Exhibit 10.1

THIS SHARE PURCHASE AGREEMENT dated effective the 24th day of January, 2012

BETWEEN:

BRUCE THOMSON

(the "Vendor")

AND:

GREGORY ROTELLI

(the "Purchaser")

WHEREAS:

A. The Vendor is the holder of common shares ("Shares") in the capital of Independence Energy Corp., a Nevada corporation (the "Company");

B. The Purchaser wishes to acquire 12,000,000 of the Shares (the "Purchased Shares") held by the Vendor and the Vendor agrees to sell the Purchased Shares to the Purchaser; and

C. The parties wish to enter into this Agreement in order to provide for the acquisition by the Purchaser of the Purchased Shares.

NOW THEREFORE THIS AGREEMENT WITNESSES that for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and of the premises, covenants and agreements herein set forth, the parties hereto covenant and agree each with the other as follows:

1. PURCHASE AND SALE

1.1 The Purchaser hereby agrees to acquire, subject to the terms and conditions in this Agreement, from the Vendor, and the Vendor agrees to sell to the Purchaser on the Closing Date (as hereinafter defined), all right, title and interest of the Vendor in and to the Purchased Shares.

1.2 In consideration for the Purchased Shares, the Purchaser shall pay the aggregate sum of USD $50,000 per Purchased Share (the "Purchase Price") which prior to the date hereof has been paid by the Purchaser to the Vendor.

2. REPRESENTATIONS AND WARRANTIES OF THE VENDOR

2.1 To induce the Purchaser to enter into and complete the transactions contemplated hereby and to purchase the Purchased Shares, the Vendor, with the knowledge and intent that the Purchaser is relying on such representations and warranties in entering into this Agreement (which representations and warranties, other than those set forth in Section 2.1(c) hereof, shall not survive the Closing), hereby warrants and represents to the Purchaser as follows:

(a)	the Vendor has full right, power and authority to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

(b)
The execution, delivery and performance by the Vendor of this Agreement, the performance of his obligations hereunder, and the consummation of the transactions contemplated hereby are within the Vendor’s powers. This Agreement has been duly and validly executed and delivered by the Vendor and is a legal, valid and binding obligation of the Vendor, enforceable against him in accordance with its terms. The execution, delivery and performance by the Vendor of this Agreement does not violate any contractual restriction contained in any agreement that binds or affects or purports to bind or affect the Vendor.  Vendor is not a party to any agreement, written or oral, creating rights in respect of any of such Shares in any third party or relating to the voting of the Purchased Shares.  Vendor is the lawful owner of the Shares, free and clear of all security interests, liens, encumbrances, equities and other charges.  Vendor further represents that he does not beneficially own any options or warrants or other rights to purchase shares of Common Stock. At the Closing there will be  no outstanding or authorized options, warrants, rights, calls, commitments, conversion rights, rights of exchange or other agreements of any character, contingent or otherwise, providing for the purchase, issuance or sale of any of the Shares, or any arrangements that require or permit any of the Shares to be voted by or at the discretion of anyone other than the Vendor, and there are no restrictions of any kind on the transfer of any of the Shares other than restrictions on transfer imposed by applicable securities laws or the Company’s Articles.

(c)	there are no outstanding obligations, contingent or otherwise, of the Company to redeem, purchase or otherwise acquire any capital stock or other securities of the Company.

(d)
There are no shareholder agreements, voting trusts or other agreements or understandings to which Vendor is a party or by which the Vendor is bound relating to the voting of any shares of the capital stock of the Company.

(e)
The Shares shall be duly authorized for issuance, when delivered in accordance with the terms of this Agreement, and shall be validly issued, fully paid and nonassessable and the transfer of said Shares shall not be subject to any preemptive or other similar right

(f)	the Vendor is not indebted to the Company;

(g)	the Vendor is the registered and beneficial owner of the Purchased Shares;

(h)
the Vendor has good and sufficient right and authority to enter into this Agreement on the terms and conditions herein set forth and to transfer all legal and beneficial right, title, interest and ownership in and to the Purchased Shares to the Purchaser without the consent of any other person, free and clear of any pre-emptive rights, rights of first refusal or liens, charges or encumbrances whatsoever, in accordance with the terms hereof and this Agreement is a legal, valid and binding obligation of such Vendor enforceable against such Vendor in accordance with its terms; and

(i)
no Person has any agreement, option, understanding or commitment, or any right or privilege (whether by law, pre-emptive or contractual right), capable of becoming an agreement, option or commitment for the purchase from it of any of, or the realization of a security interest over, the Purchased Shares.

3. COVENANTS OF THE VENDOR

3.1 The Vendor covenants and agrees that it will, from the execution of this Agreement until the Closing Date, in respect of the Purchased Shares:

(a)	not permit the transfer, assignment, sale, encumbrance, hypothecation of the Purchased Shares;

(b)
not take or permit to be taken or suffer any action which would in any way impair or derogate from the right of the Purchaser to acquire on the Closing Date all right, title and interest, both real and beneficial, in and to the Purchased Shares, free and clear of all liens, changes and encumbrances whatsoever; and

(c)
execute all stock Powers of Attorney, undertakings and any and all other documents which may be required in order to transfer the Purchased Shares to the Purchaser on the Closing Date, and will comply with all requirements of all applicable regulatory authorities which may be reasonably necessary to obtain the approvals of such regulatory authorities to the transfer of the Purchased Shares to the Purchaser.

4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER

4.1 The Purchaser hereby represents, warrants and covenants to the Company and the Vendor as follows, and acknowledges that the Company and the Vendor are relying on such representations, warranties and covenants (which representations, warranties and covenants shall survive the Closing):

(a)
the Purchaser is aware that the Purchased Shares will be subject to restrictions on resale imposed under the constating documents of the Company and by the applicable stock exchange policies and securities legislation and the Purchaser agrees to be bound by and to comply with such restrictions;

(b)	the Purchaser's offer to purchase the Purchased Shares has not been induced by any representations with regard to the present or future worth of the Purchased Shares;

(c)	the Purchaser is acquiring the Purchased Shares for investment purposes only, and not with a view to resale or distribution;

(d)
the Purchaser is purchasing the Purchased Shares hereunder as principal, and no Purchaser is acting as nominee for any person or company and the Purchaser will be the sole beneficial owner of the Purchased Shares;

(e)
the Purchaser, either alone or together with its financial advisors, has sufficient financial knowledge and experience to evaluate the merit and risks of an investment in the Purchased Shares on the basis of information presented to the Purchaser;

(f)
the Purchaser and its representatives have been given an opportunity to examine all relevant documents and all necessary information concerning the terms and conditions of the Purchased Shares, the Company and its business and any other matters concerning an investment in the Company;

(g)	the Purchased Shares have not been brought to the attention of the Purchaser through, nor were they accompanied by, any advertisement or offering memorandum;

(h)
the Purchaser is capable of bearing the economic risks of an investment in the Purchased Shares and the Purchaser's present financial condition is such that it is under no present or contemplated future need to dispose of any of the Purchased Shares to satisfy any existing or contemplated undertaking, need or indebtedness;

(i)	the Purchaser will not resell the Purchased Shares except in accordance with the provisions of the constating documents of the Company and the applicable the securities legislation; and

(j)
the entering into of this Agreement and the transactions contemplated hereby will not result in a violation of any of the terms and provisions of any law applicable to the Purchaser, or of any agreement to which the Purchaser is a party or by which it is bound.

4.2 The Purchaser hereby acknowledges and agrees that:

(a)	the Company, the Vendor and their respective counsel may rely on the representations and warranties made by the Purchaser above in completing the sale of the Purchased Shares to the Purchaser; and

(b)
in the event that any of the Purchased Shares are subject to a hold period or any other restriction on resale and transferability, the Company may place a legend on the certificates representing such Purchased Shares as may be required by the applicable law or as it may otherwise deem necessary or advisable.

4.3 No representation or warranty made by the Purchaser herein or in any document executed by the Purchaser contains any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements therein not misleading.

5. CLOSING CONDITIONS

5.1 The obligation of the Purchaser to carry out the terms of this Agreement and to complete the purchase of the Purchased Shares is subject to the fulfilment, on or before the Closing Date, of each of the following conditions, each of which is for the exclusive benefit of the Purchaser:

(a)
the warranties and representations of the Vendor as set forth in section 2.1 of this Agreement shall be true and correct in every material aspect on the Closing Date as if such warranties and representations had been made by the Vendor on the Closing Date;

(b)	any required approvals to the transfer of the Purchased Shares shall have been received; and

(c)	there shall not have occurred prior to the Closing Date, any material adverse change in the position (business, financial or otherwise) or condition or assets of the Company.

5.2 The conditions set forth in section 5.1 are for the exclusive benefit of the Purchaser and may be waived by the Purchaser in writing in whole or in part at any time on or before the Closing Date.

6. CLOSING DATE

6.1 Unless otherwise agreed, the Closing Date is, and the Closing of the acquisition of the Purchased Shares contemplated by this Agreement will take place no later than January 24, 2012.

7. DELIVERIES ON CLOSING

7.1 On closing, the Vendor will deliver or cause to be delivered to the Purchaser on behalf of the Purchaser or their assigns all required documentation, as acceptable to the Purchaser, representing the Purchased Shares as registered in the name of the Vendor together with duly completed, executed and guaranteed Stock Power of Attorneys, or such other documentation as may be required and as acceptable to the Purchaser, in order to duly transfer the Purchased Shares to the Purchaser or its assigns.

8. GENERAL PROVISIONS

8.1 Time is and will be of the essence of each and every provision of this Agreement.

8.2 The Vendor and Purchaser hereby acknowledge that this Agreement was prepared by Macdonald Tuskey for the Company and that Macdonald Tuskey does not represent the Vendor or the Purchaser.  By signing this Agreement, the Vendor and Purchaser confirm that they fully understand this Agreement and (a) have obtained independent legal advice or (b) waive the right to obtain independent legal advice.

8.3 Each party will, at its own expense, execute and deliver all such further documents and instruments, given all such further assurances, and do all such acts and things as the other parties may, either before or after the Closing Date, reasonably require to carry out the full intent and meaning of this Agreement, but without payment of any consideration therefore.

8.4 This Agreement contains the whole agreement between the Vendor and the Purchaser in respect of the subject matter hereof and supersedes and replaces all prior negotiations, communications and correspondence.  There are no warranties, representations, terms conditions or collateral agreements, express or implied, statutory or otherwise, other than as expressly set forth in this Agreement.

8.5 This Agreement will enure to the benefit of and be binding upon the Vendor and their respective heirs successors liquidators, executors and assigns and upon the Purchaser and their respective heirs, successors, liquidators, executors and assigns.  No Vendor may assign any of its right, title or interest in, to or under this Agreement.  The Purchaser or any of their assigns, may assign their rights and obligations under this Agreement upon written notice to any other party.

8.6 This Agreement is being delivered in and is intended to be performed in California, and shall be construed and interpreted in accordance with the laws of California applicable therein.  The parties irrevocably attorn to the jurisdiction of the courts of California and the venue for any actions or arbitrations arising out of this Agreement will be a California court of suitable jurisdiction.

8.7 Any notices, required or permitted to be given under this Agreement will be in writing and will be duly and properly given and received if delivered or telecopied, in each case addressed to the intended recipient at its respective address appearing in the recitals of this Agreement for the Purchaser and the Vendor, (or at such other address as a party may from time to time designate by notice in writing to the other parties in accordance with this subsection), and any such notice will be deemed to have been given and received, if delivered, when delivered to such address, and if telecopied, on the next business day after the telecopying of the same.

8.8 If any provision of this Agreement shall be determined by an arbitrator or any court of competent jurisdiction to be illegal, invalid or unenforceable, that provision shall be severed from this Agreement and the remaining provisions shall continue in full force and effect.

8.9 This Agreement may at any time and from time to time not later than the Closing Date, be amended by mutual agreement of the Vendor and the Purchaser.  The parties agree that if the Vendor or the Purchaser, as the case may be, proposes any amendments to this Agreement, the other will act reasonably in considering such amendments and if the other is not prejudiced by reason of any such amendments, the other will co-operate in a reasonable fashion with the Vendor or the Purchaser, as the case may be, so that such amendments can be effected subject to applicable laws.

9. COUNTERPARTS

9.1 This Agreement and any certificates or other writing delivered in connection herewith, may be executed in any number of counterparts with the same effect as if all parties had all signed the same documents, and all such counterparts and adopting instruments will be construed together and will constitute one and the same instrument.  The execution of this Agreement and any other writing by any party hereto or thereto will not become effective until counterparts hereof or thereof, as the case may be, have been executed by all the parties hereto or thereto.

IN WITNESS WHEREOF the parties have executed and delivered this Agreement as of the day and year first above written.

VENDOR: BRUCE THOMSON /s/ Bruce Thomson

PURCHASER: GREGORY ROTELLI /s/ Gregory Rotelli